UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Leggett & Platt, Incorporated reviewed executive officer compensation and approved base salary increases for the following Named Executive Officers (“NEOs”) effective April 3, 2005. The Committee made no changes to incentive, equity, or other components of NEO compensation.

Executive	Previous Base Salary	New Base Salary		% Increase
Felix E. Wright Chairman of the Board and Chief Executive Officer	$816,000	$842,520	[1]	3.25%
David S. Haffner President and Chief Operating Officer	$652,800	$716,140	[2]	9.70%
Karl G. Glassman Executive Vice President and President – Residential Furnishings	$489,600	$572,915	[2]	17.02%
Jack D. Crusa Senior Vice President – Specialized Products	$250,000	$260,000		4.00%

[1]	Under the terms of his employment agreement, Mr. Wright’s annual percentage increase must be at least equal to the percentage increases over the previous year (to the extent not attributable to additional responsibilities) of the aggregate salaries of the five highest-paid executives other than himself. Mr. Wright waived this right.
[2]	Increases for David Haffner and Karl Glassman reflect further completion of planned management transition.

This information is intended to update executive compensation amounts provided in Exhibit 10.10 to the Company’s Form 10-K filed February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 5, 2005	By	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary